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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT                           DECEMBER 23, 1998
(DATE OF EARLIEST EVENT REPORTED)


                               CRYSTAL OIL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          COMMISSION FILE NUMBER 1-8715




                 LOUISIANA                                         72-0163810
(STATE OR OTHER JURISDICTION OF INCORPORATION)       (I.R.S. EMPLOYER IDENTIFICATION NO.)


   229 MILAM STREET, SHREVEPORT, LOUISIANA                           71101
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (318) 222-7791





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ITEM 5.  OTHER EVENTS

         A subsidiary of Crystal Oil Company (the "Company") was named in a suit brought in 1979 alleging breach of contract, breach of fiduciary duty, mismanagement and fraud in connection with the operation of the Caloosa 1974 Limited Partnership, of which the Company's subsidiary was general partner. On December 23, 1998, the Company and the plaintiff agreed to a compromise with respect to the suit and the Company paid a settlement amount of $115 thousand.

         The Company was named as a potentially responsible party for environmental remediation in a claim by an agency of the State of Louisiana concerning property owned by the Company and leased to a refinery in the 1920s and 1930s. The Bankruptcy Court barred the State of Louisiana from asserting claims against the Company on the grounds that such claims had accrued prior to the Company's 1986 bankruptcy proceedings. On October 20, 1998, the United States Court of Appeals for the Fifth Circuit affirmed the ruling of the Bankruptcy Court. All appeal rights of the State of Louisiana expired on February 23, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CRYSTAL OIL COMPANY



Dated:  March 4, 1999                         /s/ PAUL E. HOLMES
                                        -------------------------------------
                                                  Paul E. Holmes
                                             Vice President/Controller
                                          (Principal Accounting Officer)


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